UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 15, 2019

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on February 18, 2019, Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) and Pernix’s wholly-owned subsidiaries filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”).

As previously disclosed, on February 18, 2019, Currax Holdings LLC (f/k/a Phoenix Top Holdings LLC), an entity formed by affiliates of Highbridge Capital Management (in such capacity, the “Purchaser”), the Company and certain of its subsidiaries (together, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, subject to the conditions contained therein, the Purchaser agreed to purchase substantially all of the assets of the Company (the “Asset Sale”).

On April 15, 2019, the Sellers and the Purchaser entered into an Amended and Restated Asset Purchase Agreement (the “A&R Purchase Agreement”), which amended certain terms and conditions of the Purchase Agreement. Pursuant to the terms of the A&R Purchase Agreement, the parties agreed to, among other things, replace the portion of the consideration for the Asset Sale consisting of a credit bid pursuant to section 363(k) of the Bankruptcy Code of $5 million of Pernix’s 12% Senior Secured Notes due 2020 with $5 million in cash consideration.

The foregoing descriptions of the Purchase Agreement and the A&R Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 12, 2019 and to the A&R Purchase Agreement, filed hereto as Exhibit 2.1, respectively.

On April 15, 2019, the Court approved an order authorizing the Asset Sale pursuant to the A&R Purchase Agreement and granting related relief. The consummation of the Asset Sale is subject to the performance in all material respects of each party’s obligations under the A&R Purchase Agreement and certain customary conditions precedent as specified in the A&R Purchase Agreement.

Additional information is available on Pernix’s website at www.pernixtx.com. In addition, court filings and other documents related to the Chapter 11 Cases are available on a separate website administered by Pernix’s claims and noticing agent, Prime Clerk, at https://cases.primeclerk.com/pernix.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Amended and Restated Asset Purchase Agreement, dated as of April 15, 2019, by and among Pernix Therapeutics Holdings, Inc. and Currax Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: April 19, 2019	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer

Exhibit No.	Description
2.1	Amended and Restated Asset Purchase Agreement, dated as of April 15, 2019, by and among Pernix Therapeutics Holdings, Inc. and Currax Holdings LLC.